ANUHCO, INC.


                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              TO BE HELD JUNE 26, 1997



     The Annual Meeting of Shareholders of Anuhco, Inc. ("Anuhco" or "the Company"), a Delaware Corporation, will be held at the Doubletree Hotel, 10100 College Boulevard, Overland Park, Kansas, on Thursday, June 26, 1997, at 9:00 a.m., Central Daylight Savings Time, for the following purposes:

      1. To consider and act upon a proposal to amend Article FOURTH of the Certificate of Incorporation to effect a 1-for-100 reverse stock split followed by a 100-for-1 forward stock split;

      2. To consider and act upon a proposal to amend Article FIRST of the Certificate of Incorporation to change the name of the corporation to TransFinancial Holdings, Inc.

      3. To consider and act upon a proposal to elect seven (7) directors of Anuhco;

      4. To consider and act upon a proposal to ratify the selection of Coopers & Lybrand L.L.P. as independent public accountants for Anuhco for 1997; and

      5. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

     The foregoing matters are more fully described in the accompanying Proxy Statement.

     Shareholders of record on the books of Anuhco at the close of business on April 28, 1997 ("Shareholders") will be entitled to receive notice of and to vote at the meeting. A complete list of such Shareholders will be available for examination at the principal executive offices of Anuhco, Inc. at 8245 Nieman Road, Suite 100, Lenexa, Kansas, by any Shareholder, for any purpose germane to the Annual Meeting, for the 10 days immediately preceding the Annual Meeting.

     YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the meeting or to vote your shares personally at the meeting, if you wish to do so. The prompt return of your proxy may save Anuhco additional expenses of solicitation.

     All Shareholders are cordially invited to attend the meeting.

                                    By Order of the Board of Directors

                                    /s/ Mark A. Foltz

                                    Mark A. Foltz,
                                    Corporate Secretary
Lenexa, Kansas
May 14, 1997
                                  ANUHCO, INC.

                                                                    May 14, 1997
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 26, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anuhco, Inc. ("Anuhco" or "the Company") to be used at the 1997 Annual Meeting of Shareholders of the Company ("Annual Meeting") which will be held at the Doubletree Hotel, 10100 College Boulevard, Overland Park, Kansas, on Thursday, June 26, 1997, at 9:00 a.m. Central Daylight Savings Time, and any adjournment thereof. All costs of the solicitation will be borne by the Company.

     A copy of the Company's annual report for the fiscal year ended December 31, 1996, is enclosed herewith. Such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy solicitation material.


                               PROXIES AND VOTING

     Shareholders of record at the close of business on April 28, 1997 ("Shareholders") are entitled to one vote at the meeting for each share held. There were outstanding on April 28, 1997, 6,360,009 shares of common stock, par value $0.01 per share, of the Company ("Common Stock"). Such shares have no cumulative voting rights. The Company has no other class of stock outstanding.

     Shareholders who execute proxies retain the right to revoke them at any time before they are voted by giving to the Corporate Secretary of the Company written notice of revocation bearing a date later than the proxy date, by submission of a later-dated proxy or by revoking the proxy and voting in person at the meeting. Unless so revoked, proxies properly executed and returned will be voted in accordance with the instructions given therein or, if properly executed but no instructions are given, will be voted for the amendment of Article FOURTH of the Certificate of Incorporation to effect a 1-for-100 reverse stock split followed by a 100-for-1 forward stock split, for the amendment of Article FIRST of the Certificate of Incorporation to change the name of the corporation to TransFinancial Holdings, Inc., for the nominees for director named herein and for ratification of the selection of the independent public accountants.

     Proxies submitted by Shareholders prior to the Annual Meeting will be tabulated by the Company's transfer agent, UMB Bank, N.A. Votes cast and proxies received at the Annual Meeting will be manually tabulated by an inspector of election and the proxy count certified by the Company's transfer agent will be adjusted accordingly. Abstentions and broker non-votes are each counted for purposes of determining whether there is a quorum at the Annual Meeting. Abstentions are counted in the tabulations of votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal presented to the Shareholders has been approved.

     The seven individuals receiving the greatest number of votes cast at the meeting will be elected as directors of the Company. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is necessary for approval of the amendment of Article FOURTH of the Certificate of Incorporation to effect a 1-for-100 reverse stock split followed by a 100-for-1 forward stock split and for approval of the amendment of Article FIRST of the Certificate of Incorporation to change the name of the corporation to TransFinancial Holdings, Inc. The affirmative vote of a majority of the outstanding shares of common stock represented in person or by proxy at the meeting is necessary for ratification of the selection of the independent public accountants.

                                   PROPOSAL 1

                    PROPOSAL TO AMEND ARTICLE FOURTH OF THE
                     CERTIFICATE OF INCORPORATION TO EFFECT
                        A 1-FOR-100 REVERSE STOCK SPLIT
                                  FOLLOWED BY
                        A 100-FOR-1 FORWARD STOCK SPLIT


Summary of Proposed Stock Splits

     The Board of Directors of the Company has unanimously adopted, declared advisable and directed to be submitted to a vote of the shareholders a single proposal to amend Article FOURTH of the Company's Certificate of Incorporation to effect a 1-for-100 reverse stock split followed by a 100-for-1 forward stock split. Under the proposal, Article FOURTH will be amended to:

          (a) effect a 1-for-100 reverse stock split of the outstanding Common Stock as of 6:00 p.m. (Eastern time) on the effective date of the amendment (the "Effective Date"), pursuant to which each one hundred
          (100) shares of Common Stock then outstanding will be automatically reclassified and converted into one (1) share of Common Stock (the "Reverse Stock Split"), and

          (b) effect a 100-for-1 forward stock split of the outstanding Common Stock as of 7:00 p.m. (Eastern time) on the Effective Date, pursuant to which each one (1) share of Common Stock then outstanding will be automatically reclassified and converted into one hundred (100) shares of Common Stock (the "Forward Stock Split").

The proposed amendment to Article FOURTH of the Certificate of Incorporation to effect the Reverse Stock Split and the Forward Stock Split (sometimes collectively referred to herein as the "Stock Splits") is set forth in Appendix A to this Proxy Statement and is incorporated herein by reference.

     The proposed Stock Splits, if approved by the shareholders, will result in the cashing out of all holders of record of fewer than 100 shares of Common Stock as of 6:00 p.m. (Eastern time) on the Effective Date (the "Odd-Lot Holders"). In lieu of receiving fractions of shares of Common Stock resulting from the Reverse Stock Split, Odd-Lot Holders will receive only the right to a cash payment for such fractions of shares. The Company will pay to each Odd-Lot Holder an amount equal to the Purchase Price (as defined below) multiplied by the number of shares of Common Stock held of record by the Odd-Lot Holder immediately prior to the Reverse Stock Split. The "Purchase Price" shall equal the average daily closing price per share of the Common Stock on the American Stock Exchange for the 10 trading days immediately preceding the Effective Date (as defined above), as reported in the Midwest Edition of The Wall Street Journal. See "Cash Payments in Lieu of Fractions of Shares." As a result, Odd-Lot Holders will no longer be shareholders of the Company in respect of such fractions of shares from and after the Effective Date.

     The shares of Common Stock held by holders of record of 100 or more shares of Common Stock as of 6:00 p.m. (Eastern time) on the Effective Date will not be changed as a result of the Stock Splits. See "Effects of the Proposed Stock Splits."

     The purposes of the Stock Splits are: (a) to eliminate administrative costs incurred by the Company in connection with the maintenance of accounts of Odd-Lot Holders and (b) to require Odd-Lot Holders to liquidate their shares (without incurring disproportionately high brokerage costs). The Board of Directors has proposed the Forward Stock Split in conjunction with the Reverse Stock Split in order to reduce any disruption to the holders of 100 or more shares of Common Stock or to the market for the Common Stock which might be caused as a result of the Reverse Stock Split. See "Purposes of the Stock Splits."

     If approved by the shareholders, the Stock Splits will be accomplished by the filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State. The Company plans to file the Certificate of Amendment as soon as practicable if the proposed amendment is approved at the Annual Meeting or at any adjournment. Under the Delaware General Corporation Law, the amendment to the Certificate of Incorporation will become effective on the date of filing, unless the Company specifies otherwise. The Board of Directors reserves the right to abandon the Stock Splits before or after the Annual Meeting and prior to 6:00 p.m. (Eastern time) on the Effective Date if for any reason the Board of Directors deems it advisable to do so.

     It is the Company's intention that if the proposed Stock Splits are approved at the Annual Meeting, the Effective Date of the Stock Splits will occur no later than three business days after the date of the Annual Meeting. Because the "Purchase Price" to be paid to Odd-Lot Holders is based upon the closing price per share of the Common Stock for the 10 trading days immediately preceding the Effective Date, and because the Effective Date will occur after the date of the Annual Meeting, Odd-Lot Holders will not know the amount of consideration they will receive for their shares at the time of the vote on the proposed Stock Splits at the Annual Meeting.

     All shareholders of record of the Company will be required to surrender their certificates representing shares of pre-split Common Stock to the Company's designated exchange agent after the Effective Date. As soon as practicable after the Effective Date, the Company will mail a transmittal form to each shareholder of record of the Company to be used in transmitting certificates representing shares of pre-split Common Stock. Shareholders should not submit any certificates until requested to do so. See "Exchange of Certificates."


Cash Payment in Lieu of Fractions of Shares

     In lieu of receiving fractions of shares of Common Stock resulting from the Reverse Stock Split, Odd-Lot Holders will receive a cash payment from the Company for such fractions of shares. The Company will pay to each Odd-lot Holder an amount equal to the Purchase Price (as defined below) multiplied by the number of shares of Common Stock held of record by the Odd-Lot Holder immediately prior to the Reverse Stock Split. The "Purchase Price" shall equal the average daily closing price per share of the Common Stock on the American Stock Exchange for the 10 trading days immediately preceding the Effective Date, as reported in the Midwest Edition of the Wall Street Journal.


     Any Odd-Lot Holder who desires to retain an equity interest in the Company after the Effective Date may do so by purchasing sufficient additional shares of Common Stock in the open market to increase the number of shares held of record by such holder to 100 or more shares prior to 6:00 p.m. (Eastern time) on the Effective Date.

     Holders of record of 100 or more shares of Common Stock immediately prior to the Reverse Stock Split will not receive cash for any fractions of shares resulting from the Reverse Stock Split. Such fractions of shares will be converted into whole shares of Common Stock in the Forward Stock Split.


Exchange of Stock Certificates

     All shareholders of record of the Company will be required to surrender their certificates representing shares of pre-split Common Stock (the "old certificates") to the Company's designated exchange agent (the "Exchange Agent"). As soon as practicable after the Effective Date, the Company will mail a transmittal form to each shareholder of record as of the Effective Date for use in transmitting old certificates to the Exchange Agent. Upon proper completion of the transmittal form and delivery of the transmittal form with the holder's old certificates to the Exchange Agent, (a) each Odd-Lot Holder will receive cash in the amount to which the holder is entitled as a result of the Reverse Stock Split, and (b) each holder of record of 100 or more shares of Common Stock will receive new certificates representing the same number of shares of Common Stock.

     The Stock Splits will occur on the Effective Date without regard to when the old certificates are physically surrendered. After the Effective Date, each old certificate held by an Odd-Lot Holder, until surrendered and exchanged as described above, will represent only the right to receive the amount of cash, without interest, to which the holder is entitled as a result of the Reverse Stock Split.

     After the Effective Date, each old certificate held by a holder of record of 100 or more shares, until surrendered and exchanged as described above, will be deemed for all corporate purposes to evidence ownership of the same number of shares of new Common Stock. Until a holder of 100 or more shares has surrendered his or her certificates, such holder will not be entitled to receive
(i) dividends, if any, declared or payable to holders of record of new Common Stock or (ii) certificates representing the shares of new Common Stock to which such holder is entitled. Dividends, if any, will be remitted to the shareholder entitled thereto, without interest, at the time such old certificates are surrendered for exchange.

     All amounts payable to shareholders shall be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by shareholders in connection with the Stock Splits. HOLDERS SHOULD SUBMIT THEIR OLD CERTIFICATES ONLY AFTER THEY RECEIVE TRANSMITTAL FORMS.


Purposes of the Proposed Stock Splits

     The Board of Directors believes that the proposed Stock Splits are advisable and in the best interests of the Company and its shareholders in order to (a) reduce administrative costs incurred by the Company in connection with the maintenance of Odd-Lot Holder accounts and (b) require Odd-Lot Holders to liquidate their shares (without incurring disproportionately high brokerage costs) easily.

     As of March 5, 1997, there were approximately 5,600 shareholders of record of the Company. On such date, approximately 4,150 of such shareholders owned fewer than 100 shares of Common Stock. Although holders of fewer than 100 shares constitute 73.7% of the shareholders of record of the Company, such shareholders own less than 1.7% of the outstanding shares of Common Stock. Based upon the closing price for the Common Stock on the American Stock Exchange on March 5, 1997 of $7.875, a holding of 99 shares has a market value of approximately $780.

     The cost of administering each shareholder's account and the amount of time spent by management in responding to shareholder requests is the same regardless of the number of shares held in the account. Accordingly, the cost to the Company of maintaining many small accounts is disproportionately high when compared with the total number of shares involved. In view of the disproportionate cost to the Company of maintaining Odd-Lot Holder accounts, management believes it would be beneficial to the Company and its shareholders as a whole to eliminate the administrative burden and cost associated with the many accounts containing fewer than 100 shares of the Company's Common Stock.
It is expected that the cost to the Company of administering shareholder accounts will be reduced by approximately $40,000 per year as a result of the Stock Splits. Odd-Lot Holders will not benefit from these reduced administrative expenses, because they will no longer be shareholders of the Company after the Effective Date.

     Also, the proposed Reverse Stock Split will require Odd-Lot Holders to dispose of their investment at market value and, in effect, to avoid brokerage fees on the transaction. Shareholders owning a small number of shares would, if they chose to sell their shares, probably incur commission expenses that would significantly reduce their net sale proceeds. In some cases, it might be difficult to find a broker to handle such small transactions.

     The Company is proposing the Stock Splits in lieu of an odd-lot tender offer for several reasons. Because of the large number of Odd-Lot Holders, an effective odd-lot program would involve considerable time, effort and expense on the part of the Company. The Company conducted odd-lot programs in 1994 and 1996, with limited success. The Company purchased the shares of 1,476 odd-lot shareholders in 1994 and 749 odd-lot shareholders in 1996. In addition, the Company is unable to locate a significant number of its shareholders with small holdings. If the Company is to acquire shares from shareholders it cannot locate, it must do so by means of the proposed Stock Splits. Although the Stock Splits will eliminate the holdings of all of the Odd-Lot Holders, the Company believes that the proposed Stock Splits are fair to the Odd-Lot Holders because the transactions provide them with cash in an amount equal to the market price of their shares without any payment by them of brokerage commissions. The Company did not conduct any independent analysis in reaching this conclusion. The Company has concluded that the proposed Stock Slits are fair to Odd-Lot Holders even though the Company does not know the specific amount of consideration which Odd-Lot Holders will receive for their shares. The Company has reached this conclusion because the Company believes that basing the amount of such consideration upon the closing market price of the shares of Common Stock of the Company, as traded on a national securities exchange and measured over a period of ten trading days, without payment of brokerage commissions by Odd-Lot Holders, is a fair method of determining the amount of consideration to be paid to Odd-Lot Holders. If for any reason the amount of consideration to be paid to Odd-Lot Holders as determined under this formula is, in the opinion of the Board of Directors, less than the fair value of their fractional share interests being cashed out, the Board will abandon the Stock Splits prior to 6:00 p.m. (Eastern time) on the Effective Date. Funds otherwise payable to a shareholder who cannot be located will be held until proper claim therefor is made, subject to applicable escheat laws.

     The Company has proposed the Forward Stock Split in conjunction with the Reverse Stock Split in order to reduce any disruption to the holders of record of 100 or more shares of Common Stock and to the market for the Common Stock resulting from the Reverse Stock Split. As a result of the Forward Stock Split, the number of shares owned by holders of 100 or more shares of Common Stock immediately prior to the Reverse Stock Split will not be changed in the proposed transaction. In addition, the Forward Stock Split will eliminate any decrease in the number of shares outstanding caused by the Reverse Stock Split, except for those shares of Common Stock held by Odd-Lot Holders which will be cashed out in the Reverse Stock Split. Also, the Forward Stock Split should eliminate any direct effect on the market price per share which would be caused by the Reverse Stock Split.


Effects of the Proposed Stock Splits

     (1) Effect on Odd-Lot Holders. Each Odd-Lot Holder will be cashed out in the Reverse Stock Split. In lieu of receiving fractions of shares resulting from the Reverse Stock Split, each Odd-Lot Holder will have only the right to receive a cash payment per share equal to the Purchase Price. See "Cash

Payments in Lieu of Fractions of Shares". As a result, the interest of each Odd-Lot Holder in the Company in respect of such fractions of shares will be terminated on the Effective Date, and each such holder will thereafter have no right to vote as a shareholder or to share in the assets or any future earnings of the Company.

     (2) Effect on Holders of Record of 100 or More Shares. The shares of Common Stock held by holders of record of 100 or more shares of Common Stock as of 6:00 p.m. (Eastern time) on the Effective Date will not be changed as a result of the Stock Splits. To the extent such holders are entitled to receive fractions of shares as a result of the Reverse Stock Split, such fractions of shares will be immediately reclassified and converted into full shares of Common Stock in the Forward Stock Split. Each such holder will continue as a shareholder of the Company after the proposed Stock Splits, and as such will continue to share in the Company's assets, dividends and future earnings, if any, to the extent of such holder's ownership of Common Stock.

     (3) Effect on Authorized Stock, Outstanding Common Stock and Number of Shareholders. Article FOURTH of the Company's Certificate of Incorporation currently authorizes the issuance of 13,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The authorized capital stock of the Company will not be changed by reason of the proposed Stock Splits. As of March 5, 1997, 6,371,709 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. Based upon the Company's best estimates, the number of outstanding shares of Common Stock will be reduced as a result of the proposed Stock Splits from 6,371,709 shares to approximately 6,263,148 shares, and the number of shareholders of record will be reduced from approximately 5,600 shareholders to approximately 1,450 shareholders. Any increase in any shareholder's percentage interest in outstanding shares of Common Stock, which may result from the decrease in the total number of shares of Common Stock outstanding, is not expected to exceed 0.25% of outstanding shares.

     (4) Savings to the Company. The Company estimates that the Company will save approximately $40,000 per year in reduced costs of administering shareholder accounts as a result of the Stock Splits.

     (5) Effect on Exchange Act Registration. The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Stock Splits will not affect the registration of the Common Stock under the Exchange Act. The Company has no present intention of terminating registration of the Common Stock under the Exchange Act in order to become a "private" company.

     (6) Effect on Market for Shares. The Company expects that the proposed Stock Splits will not affect the listing of the Common Stock on the American Stock Exchange. Management does not expect that the liquidity or market value of outstanding shares of Common Stock will be adversely affected as a result of the Stock Splits. However, it is possible that the reduction in the number of shareholders and the reduction in the number of outstanding shares of Common Stock as a result of the Stock Splits could have such an adverse effect.

     (7) Costs and Financing of the Proposed Stock Splits. Based upon the aggregate number of shares owned by Odd-Lot Holders and the market price of the Common Stock as of March 5, 1997, the Company estimates that the payments to Odd-Lot Holders for fractions of shares resulting from the Reverse Stock Split will be approximately $855,000. The Company will pay all expenses incurred by the Company in connection with the proposed Stock Splits. In addition to the normal costs of preparing and mailing proxy material and conducting the annual meeting of shareholders, the Company estimates that the Company will incur approximately $50,000 in additional expenses relating to the effectuation of the Stock Splits, consisting of $5,000 in additional legal expenses, $33,000 in Exchange Agent fees and $12,000 in filing fees and other expenses. The Company intends to finance this transaction from current working capital.

Financial Information

     The Company hereby incorporates by reference (a) the Financial Statements and the notes thereto contained on pages 20 through 37 of the Company's
Annual Report on Form 10-K/A-3 (Amendment No. 3) for the fiscal year ended December 31, 1996 ("Amendment No. 3"), which Amendment No. 3 is included with this Proxy Statement, (b) the reports of independent certified public accountants thereon contained on pages 18 and 19 of Amendment No. 3, (c) the supplementary financial information contained on page 38 of Amendment No. 3 and (d) Management's Discussion and Analysis of Financial Condition and Results of Operations contained on pages 12 through 17 of Amendment No. 3.

     The Company also incorporates herein by reference the information contained under Proposal 4, Ratification of Selection of Independent Public Accountants, on pages 11 and 12 hereof.


Federal Income Tax Consequences

     THE FOLLOWING DISCUSSION SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED STOCK SPLITS TO SHAREHOLDERS WHO ARE CITIZENS OR RESIDENTS OF THE UNITED STATES. THIS DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY.
NO OPINION OF COUNSEL OR RULING FROM THE INTERNAL REVENUE SERVICE HAS BEEN SOUGHT OR OBTAINED WITH RESPECT TO THE FEDERAL, STATE OR LOCAL INCOME TAX CONSEQUENCES OF THE STOCK SPLITS. BECAUSE OF THE COMPLEXITY OF THE INTERNAL REVENUE CODE AND BECAUSE TAX CONSEQUENCES MAY VARY DEPENDING ON THE PARTICULAR FACTS RELATING TO EACH SHAREHOLDER, SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE STOCK SPLITS IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

     The Company believes that the proposed Stock Splits probably will have the following federal income tax effects:

          1. The proposed transaction, will not be a taxable transaction to the Company as the transaction qualifies for nonrecognition treatment under the Internal Revenue Code of 1986, as amended (the "Code").

          2. A shareholder who receives only cash as a result of the Stock Splits and who is not treated as owning any Common Stock immediately following the transaction, will generally be treated as having sold such shareholder's Common Stock and will recognize gain or loss to the extent that the cash received differs from his or her adjusted tax basis in such Common Stock. Assuming the Common Stock is held as a capital asset, the gain or loss recognized will be capital gain or loss, which will be long-term capital gain or loss if the shareholder's holding period for the Common Stock exceeds one year.

          3. A shareholder who receives solely new certificates will not recognize gain or loss on the exchange. In the aggregate, the shareholder's basis in the Common Stock represented by new certificates will equal the shareholder's basis in the Common Stock represented by old certificates. A shareholder's holding period for shares of new Common Stock will be the same as the holding period of the shares of old Common Stock exchanged therefor.

          4. If a shareholder receives cash in lieu of fractions of shares of new Common Stock, and such shareholder continues to own Common Stock (or is treated as continuing to own Common Stock under the Code's constructive ownership rules (see Item 5 below)), the treatment of the cash received will be the same as described in Item 2 above, unless it is determined that the cash received is "essentially equivalent to a dividend" under the Code. If it is so determined, the cash received will be treated as a dividend to the extent of the shareholder's ratable share of the Company's undistributed earnings and profits, and the balance of the cash will be treated as received in exchange for property. Assuming the shares are held as a capital asset, taxable gain or loss will be realized on this exchange for property in an amount equal to the difference between the portion of the cash not treated as a dividend and the shareholder's adjusted tax basis in the Common Stock exchanged for cash. The Code provisions that dictate whether the cash received will be "essentially equivalent to a dividend" are complex and are beyond the scope of this discussion.

          5. Generally a taxpayer will be deemed to own shares of Common Stock actually owned by, and in certain instances, constructively owned by, certain family members, corporations in which the shareholder has a major interest, partnerships, trusts and estates in which the shareholder has an interest, or which the taxpayer may acquire by exercise of an option or by conversion of a security. In addition, a taxpayer which is a partnership, trust or estate is deemed to own shares owned by persons having an interest in the taxpayer and a taxpayer which is a corporation will be deemed constructively to own shares owned by major shareholders of the corporation.

     Odd-Lot Holders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the Exchange Agent in connection with the Stock Splits to avoid backup withholding requirements that might otherwise apply. The transmittal form will require each shareholder to deliver such information when the old certificates are surrendered following the Effective Date. Failure to provide such information may result in backup withholding.

Appraisal Rights

     No appraisal rights are available under the Delaware General Corporation Law to any shareholder who dissents from the proposal to approve the Stock Splits.

Recommendation and Vote

     The proposed Stock Splits must be approved by the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Shareholders may approve the proposed Stock Splits in whole but not in part.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 1 TO AMEND ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-100 REVERSE STOCK SPLIT FOLLOWED BY A 100-FOR-1 FORWARD STOCK SPLIT.


                                   PROPOSAL 2

               PROPOSAL TO AMEND ARTICLE FIRST OF THE CERTIFICATE
                   OF INCORPORATION CHANGING THE NAME OF THE
                  CORPORATION TO TRANSFINANCIAL HOLDINGS, INC.

     The Board of Directors has unanimously adopted and declared advisable a proposed amendment to Article FIRST of the Certificate of Incorporation to change the name of the corporation to TransFinancial Holdings, Inc. Such amendment will, subject to shareholder approval, take effect as soon as practicable after the Annual Meeting, and if Proposal 1 is approved by the shareholders, will take effect on the effective date of the Stock Splits. The Board of Directors believes that the Company's current name is nondescript and has little name recognition or identification among the investing public. By adopting the name TransFinancial Holdings, Inc., the Company believes that it will be better able to establish a corporate identity which will be more recognizable and will communicate the value of the Company to the Shareholders and the investing public.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2 TO AMEND ARTICLE FIRST OF THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO TRANSFINANCIAL HOLDINGS, INC.


                                   PROPOSAL 3
                             ELECTION OF DIRECTORS

     Seven directors will be elected at the Annual Meeting to serve until the 1998 Annual Meeting of the Shareholders of the Company or until their successors are elected and qualified. In the absence of contrary instructions, each proxy will be voted for the election of the following named persons. John P. Bigger and Walter P. Walker have declined to stand for re-election and are retiring after many years of service to Anuhco and its Board of Directors. J. Richard Devlin was appointed as a director by the Board of Directors at its meeting held on February 26, 1997.

     Each of the nominees has advised the Company that he or she can and will serve as a director of the Company if elected. If for any reason any of the nominees shall become unavailable for election, the persons named in the accompanying proxy will vote for the other nominees and for a substitute nominee or nominees designated by the Board of Directors. The following information is given with respect to each nominee as of March 5, 1997.


                                                                        Director
                                                                         of the
Name, Principal Occupation and                                          Company
other Directorships                                                Age   Since


William D. Cox                                                     53      1991
   President of Castlewood Homes, Inc., Wichita, Kansas, a commercial and residential construction company, since 1996;
   President of Bel Aire Development, Inc., Wichita, Kansas, a commercial residential land development company, from 1984 to 1996; President of 3D Associates, Inc., Wichita, Kansas, a land development and construction company from 1994 to 1996;
   owner of Cox Enterprises of Wichita, Inc., Wichita, Kansas, a new home and light commercial construction company, from 1972 to 1994.

Lawrence D. ("Larry") Crouse                                       56      1991
   Vice President of the Company since September 5, 1991. He has served as Vice Chairman of Crouse Cartage Company, a wholly-owned subsidiary of the Company, since January 1997. He served as Chairman and Chief Executive Officer of Crouse
   Cartage Company, from 1987 until December 1996.

J. Richard Devlin                                                  46      1997
   Executive Vice President, General Counsel and External Affairs of Sprint Corporation ("Sprint"), a publicly traded telecommunications company headquartered in Westwood, Kansas, since 1989. Mr. Devlin also serves as a member of Sprint's
   Executive Management Committee.  Mr. Devlin served as Vice
   President and General Counsel for telephone operations for Sprint from 1987 to 1989. From 1972 to 1986, Mr. Devlin served as an attorney and in various line and staff operations management positions with AT&T.

Harold C. Hill, Jr.                                                61      1995
   Retired as a partner of Arthur Andersen, LLP in 1993.  Mr.
   Hill's 35 years of service with the firm included responsibility as partner in charge of the transportation, financial services and government practices in Kansas City, as well as service as National Technical Coordinator of that firm's trucking industry practice group.

Roy R. Laborde                                                     58      1991
   Chairman of the Board of Directors since the 1992 Shareholder
   Meeting. President of Amboy Grain, Inc., Amboy, Minnesota, since 1985; President and Chief Operating Officer for Rapidan
   Grain & Feed, Rapidan, Minnesota, from 1968 through 1988 and has continued to merchandise grain for that company.

Timothy P. O'Neil                                                  40      1995
   President of the Company since May, 1995, Chief Financial
   Officer since April, 1995.  From October, 1989, through May,
   1995, Mr. O'Neil served in various positions with the Company, including, Senior Vice President, Vice President, Treasurer and Director of Finance. Mr. O'Neil has also served as President, Chief Executive Officer, and Chief Financial
   Officer and Treasurer of American Freight System, Inc.
   ("AFS"), a wholly-owned subsidiary of the Company, since July, 1991.

Eleanor B. Schwartz                                                60      1983
   Chancellor and Chief Executive Officer of the University of
   Missouri-Kansas City since 1992; Interim Chancellor in 1991;
   and Vice Chancellor of Academic Affairs from 1986 to 1991 after serving as Dean of the Henry W. Bloch School of Business and Public Administration from 1980 to 1986 at the University of Missouri-Kansas City. Director of Mid-West Grain Products,
   Atchison, Kansas, and United Funds Group, Inc., Shawnee
   Mission, Kansas.

     During the fiscal year ended December 31, 1996, the Board of Directors held four (4) regular meetings and two (2) special meetings. All directors attended 75 percent or more of the total number of all meetings of the Board and of committees of which they were members during 1996.


COMPENSATION OF DIRECTORS

     Directors received compensation of $6,000 per annum, plus $500 for each board meeting attended and $500 for each committee meeting attended when held on a day on which they were not compensated for attending another meeting, except the Chairman who received $1,000 for each board meeting and committee meeting attended. Directors received $200 for telephonic meetings of either the board or its committees. Directors were also reimbursed for reasonable travel and other expenses incurred by them in performance of their duties as directors of the Company. Under the 1992 Incentive Stock Plan, approved by the Shareholders at the 1992 annual meeting, directors who are not employees receive options to purchase 2,000 shares of Common Stock on the first stock trading day immediately following each Annual Meeting of the Shareholders of the Company at which they are elected to the Board of Directors, at market value on such date.

     In addition, directors were compensated at the rate of $60 per hour for any special assignments. During 1996, Harold C. Hill, Jr. and Roy R. Laborde provided service on certain special assignments and received $960 and $750, respectively. No other directors received compensation for special assignments.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has standing Audit, Compensation and Corporate Governance Committees.

     Members of the Audit Committee are Harold C. Hill, Jr. (Chairman), J. Richard Devlin, Roy R. Laborde, Eleanor B. Schwartz and Walter P. Walker. The Audit Committee met three times during the fiscal year ended December 31, 1996. The Audit Committee advises, reports to and makes recommendations to the Board of Directors on (i) audit procedures of the Company and its subsidiaries, (ii) general policy with regard to audit matters, (iii) the financial and accounting controls of the Company and its subsidiaries, (iv) nominating independent public accountants to conduct the annual examination of the Company's financial statements, and (v) the results of the examination performed by the independent public accountants.

     Members of the Compensation Committee are Roy R. Laborde (Chairman), J. Richard Devlin, Harold C. Hill, Jr., Eleanor B. Schwartz and Walter P. Walker. The Compensation Committee met three times during the fiscal year ended December 31, 1996. The Compensation Committee (i) approves salaries and other compensation to be paid to the officers of the Company, (ii) administers the 1992 Incentive Stock Plan and makes recommendations for option grants under this plan, and (iii) reviews and makes recommendations to the Board of Directors on any proposed employee benefit plans and any proposed material changes to existing employee benefit plans for the Company and its subsidiaries.

     Members of the Corporate Governance Committee are William D. Cox (Chairman), Roy R. Laborde and John P. Bigger. The Corporate Governance Committee met nine times during the fiscal year ended December 31, 1996. The Corporate Governance Committee advises, reports to and makes recommendations to the Board of Directors on corporate governance issues, including nominations for the Board of Directors of the Company. The Corporate Governance Committee will consider candidates for the Board of Directors suggested by shareholders. Shareholders desiring to suggest candidates for nomination at the 1998 Annual Meeting should advise the Secretary of the Company in writing by November 19, 1997 and include sufficient biographical material to permit an appropriate evaluation. The Corporate Governance Committee and the Board of Directors continue to consider qualified candidates for the Board of Directors and may add new members to the Board of the Directors before the 1998 Annual Meeting.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 3.


                                   PROPOSAL 4

                    RATIFICATION OF SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

     The Board of Directors, acting on the recommendation of its Audit Committee, has selected Coopers & Lybrand L.L.P. as independent public accountants for the Company for the 1997 fiscal year. Coopers & Lybrand L.L.P. has served as independent public accountants for the Company since November, 1995.

     Representatives of Coopers & Lybrand, L.L.P. are expected to be present at the Annual Meeting with an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     As previously reported in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, effective November 2, 1995, Arthur Andersen LLP resigned as independent public accountants for the Company. Arthur Andersen LLP's report on the financial statements of the Company for the two preceding years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two most recent fiscal years and subsequent interim period preceding the resignation of Arthur Andersen LLP there were no disagreements or reportable events on any matters of accounting principles or practices, financial statement disclosures or auditing scopes or procedures. None of the reportable events listed in Item 304(a) (1) (v) of Regulation S-K occurred with respect to the Company and Arthur Andersen LLP.

     Pursuant to Item 304(a) (3) of Regulation S-K, the Company provided Arthur Andersen LLP with a copy of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, which contained the foregoing statements, and requested Arthur Andersen LLP to furnish the Company with a response addressed to the Securities and Exchange Commission as to whether Arthur Andersen LLP concurred with such statements. The letter provided by Arthur Andersen LLP stated that it did concur with the foregoing statements. A copy of such letter was filed as Exhibit 16 to the Form 10-Q.

     On November 3, 1995, the Company selected Coopers & Lybrand L.L.P. as independent public accountants for the 1995 fiscal year. During the two years ended December 31, 1994 and 1993, and the interim period of 1995, the Company did not consult Coopers & Lybrand L.L.P. regarding the application of accounting principles or the type of opinion that might be rendered on the Company's financial statements.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 4 TO RATIFY THE SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than 5% of Common Stock, by the chief executive officer of the Company, by directors and nominees, and by all directors and executive officers of the Company, as a group, as of March 5, 1997:

                                                        Amount and
     Name of Beneficial Owners                          Nature of
(and address of beneficial owners                       Beneficial     Percent
other than directors and nominees)                      Ownership(1)   of Class


Crouse Family (excluding Larry Crouse)............... 1,218,003(2)       19.05%
  c/o Scudder Law Firm
  411 South 13th Street
  Suite 200
  Lincoln, Nebraska  68508
John P. Bigger.......................................    23,863(3)         .37%
William D. Cox.......................................    48,500(4)         .76%
Larry Crouse.........................................   194,338(5)        3.02%
J. Richard Devlin....................................     1,000            .02%
Harold C. Hill, Jr...................................     2,500(6)         .04%
Roy R. Laborde.......................................   163,790(7)        2.56%
Timothy P. O'Neil....................................   117,300(8)        1.84%
Eleanor B. Schwartz..................................    10,000(4)         .16%
Walter P. Walker.....................................    20,542(9)         .32%
Directors and executive officers as a
   group (10 persons, including the above)...........   584,333(10)       9.04%




 (1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed.

 (2) The information contained herein is based upon information reported to the Company by four children and fourteen grandchildren of Paul E. Crouse, deceased, (excluding Larry Crouse). In a Schedule 13D dated September 5, 1991 ("Schedule 13D")and an Amendment to Schedule 13D dated November 1, 1991 ("Amendment"), none of the individual members of the Crouse Family claimed sole or shared voting or investment power with respect to more than 5% of the outstanding shares of Common Stock, although each member claimed beneficial ownership of all 1,342,524 shares then owned by the Crouse Family. Each member of the Crouse Family disclaimed membership in a group in the Schedule 13D. The Amendment also reported that the members of the Crouse Family, other than Larry Crouse, have no plan for further acquisition of Common Stock. The amount of shares listed in the above table does not include 194,338 shares beneficially owned by Larry Crouse, a director of the Company and one of the members of the Crouse Family (see Footnote (5) below). Also included are 12,200 shares subject to exercisable outstanding stock options.

 (3) Includes a total of 2,000 shares owned by Mr. Bigger's two adult children over which Mr. Bigger has shared investment power and no voting power. Mr. Bigger disclaims beneficial ownership under Section 16 of the Securities and Exchange Act of 1934 in these shares as he has no direct or indirect pecuniary interest in the account in which they are held. Does not include 1,900 shares owned by his wife, Betty Bigger, over which she exercises sole investment and voting power. Includes 1,000 shares subject to exercisable outstanding stock options.

 (4)   Includes 9,000 shares subject to exercisable outstanding stock options.

 (5) Includes 46,000 shares subject to exercisable outstanding stock options. Mr. Crouse disclaims beneficial ownership of the shares owned by other members of the Crouse family.

 (6) Includes 1,500 shares in the Francile Hill Revocable Trust. Both Mr. Hill and Francile Hill are trustees and each has shared voting and investment power. Also includes 1,000 shares subject to exercisable outstanding stock options.

 (7) Includes 7,150 shares subject to exercisable outstanding stock options and 740 shares owned by and registered in the name of his wife, Betty Laborde, over which they share voting power but Mrs. Laborde retains sole investment power.

 (8) Includes 9,000 shares subject to exercisable outstanding stock options and 32,800 shares owned by his wife, Pam O'Neil, over which they hold shared voting and investment power. Does not include 10,400 shares held in various irrevocable trusts for the benefit of Mr. O'Neil's children and over which he has no voting or investment power.

 (9) Includes 3,000 shares subject to exercisable outstanding stock options and 9,000 shares owned by Walker Investments, a general partnership of Mr. Walker's children and grandchildren over which he shares investment power but disclaims beneficial ownership under Section 16 of the Securities and Exchange Act of 1934 because he and Mrs. Walker have no direct or indirect pecuniary interest in Walker Investments.

(10) Includes a total of 85,650 shares subject to exercisable outstanding stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company did not engage in any individual transactions or series of transactions with members of management or nominees for director during 1996 in which the amount involved exceeded $60,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The committee consists exclusively of non-employee directors appointed by resolution of the entire Board of Directors. Roy R. Laborde has been a non-employee Chairman of the Board of Directors since the 1992 Meeting of the Shareholders.


                         EXECUTIVE OFFICER COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT

     The responsibilities of the Compensation Committee ("Committee") include approval of the salaries and other compensation paid to executive officers of the Company. The Committee attempts to set executive officers' compensation at levels which are fair and reasonable to the shareholders of the Company and which will attract, motivate, retain and appropriately reward experienced executive officers who contribute to the success of the Company and the returns to its shareholders.

     Due in part to the limited number of executive officers of the Company, the Committee's compensation policies are subjective and informal. Executive officers' compensation is approved by the Committee after a subjective review which utilizes the business experience and knowledge of the Committee members. Its decisions are not based upon any specific criteria or specific financial performance measure. In determining compensation, the Committee considers a number of factors, including the financial condition of the Company or the subsidiary which employs the executive, such company's recent financial performance, the past performance of the executive officer and the Company's operating plans for the current year. The Committee generally includes some form of incentive compensation in each compensation package, including stock options under the 1992 Incentive Stock Plan, to link a portion of the executive's compensation with future performance of the Company and/or the subsidiary which employs the executive. In making recommendations for the grant of stock options, in addition to considering the factors described above, the Committee considers the amount and terms of options already held by each executive officer. (Note: The Committee has not addressed a policy for qualifying compensation paid to executive officers in excess of the limits [$1,000,000] of Section 162(m) of the Internal Revenue Code, as no Company executive's compensation approaches such limit).

     The Company had only two executive officers during 1996; (1) Timothy P. O'Neil, President of the Company (as President Mr. O'Neil has acted as the chief executive officer of the Company since May, 1995), and (2) Larry Crouse, Vice President of the Company, and Chairman and Chief Executive Officer of Crouse Cartage Company, the Company's principal operating subsidiary.

     The compensation of Mr. O'Neil, acting in the capacity of CEO of the Company for 1996 was established after a review of chief executive officer compensation of selected publicly-held companies in the greater Kansas City area and the compensation levels of CEO's of the Company's operating subsidiaries. Mr. O'Neil has served as President and CEO of AFS since 1991. His compensation at AFS was established pursuant to an employment contract entered into in 1991 which provides for base compensation increasing at a rate of 5% annually. Mr. O'Neil's AFS compensation was also considered in determining his base compensation with Anuhco. During 1996, Mr. O'Neil's base Anuhco and AFS salaries were paid on a prorata basis according to the time devoted to each position. Mr. O'Neil's employment contract with AFS expired June 15, 1996 and was not renewed.

     The Committee's determination to recommend an option grant to Mr. O'Neil was based upon its subjective review of the factors listed above and its desire to provide a modest incentive component to Mr. O'Neil's compensation. The Committee did not rely upon any specific financial performance measure or other specific criteria in setting Mr. O'Neil's compensation. The principal factor relied upon by the Committee in establishing Mr. O'Neil's compensation for 1996 was the Board's satisfaction with Mr. O'Neil's performance as President of Anuhco and his performance of other tasks assigned to him by the Board.

     With respect to Mr. Crouse, as part of the Company's acquisition of Crouse Cartage Company in 1991, the Company and Crouse Cartage Company and Mr. Crouse entered into agreements which governed Mr. Crouse's total compensation through 1994. Mr. Crouse's compensation through 1994 under the agreements consisted of base salary, stock options and the right to cash payments under a long term incentive agreement based upon the average operating earnings of Crouse Cartage Company over a five-year period. In 1995 and 1996, after subjective reviews of Mr. Crouse's performance, and the financial condition, recent performance and 1996 operating plans of Crouse Cartage Company, the Committee decided to continue Mr. Crouse's base salary (adjusted for inflation), participation under the long term incentive agreement, and annual stock option grant at the same levels as under the prior agreements.

     The Committee believes that Mr. Crouse's compensation for 1996 compares favorably with that of persons serving in similar positions with comparable sized common carriers. Mr. Crouse's salary is less than the low end of the "low-high range" of the compensation paid to chief executive officers of comparable sized (North Central carrier with $25 million to $100 million in revenue) common carriers, as reported in the most recently published Trucking Salaried Employees Compensation Studies of the American Trucking Association. Including compensation under the long term incentive agreement, if the operating subsidiary's compound annual growth in pretax earnings is at a rate of approximately 10%, Mr. Crouse's salary plus incentive payments would result in compensation at the low end of the "mid 50% range", assuming such compensation was payable in 1995. Compounded annual growth of approximately 20% or more in pretax earnings would allow his salary plus incentive cash payments to approach, but not exceed, the high end of the "mid 50% range". None of the companies in the peer group performance index are included in this comparison as they are all substantially larger than Crouse Cartage Company.


                                                COMPENSATION COMMITTEE



                                                Roy R. Laborde, Chairman
                                                Harold C. Hill, Jr.
                                                Eleanor B. Schwartz
                                                Walter P. Walker



       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG ANUHCO, INC.

                    COMMON STOCK, AMEX MARKET AND PEER GROUP




                                 [insert graph]





     Based on data furnished by Media General Financial Services, Richmond, Virginia. Assumes $100 invested at the close of business at December 31, 1991 in Company Common Stock, the Amex Market Index and the selected peer group. The total return calculated assumes the reinvestment of any dividends. Numbers used to prepare the above graph were:

                                                                   Year Ending December 31

                                          1991       1992           1993           1994            1995           1996

Anuhco, Inc.                               100      136.67         273.33          553.33         466.67         420.00
Peer Group                                 100      113.41         140.92          135.17         111.64         115.51
Amex Market Index                          100      101.37         120.44          106.39         137.13         144.70



     The industry peer group ("Peer Group") consists of all predominantly less-than-truckload motor carriers (or parent companies) publicly traded on any stock exchange for the last five years (6 companies: Arkansas Best Corporation, Arnold Industries, Inc., Consolidated Freightways, Inc., Old Dominion Freight Line, Inc., US Freightways, Inc., and Yellow Corporation). Each member of the peer group had a much larger market capitalization than Anuhco.

                                                SUMMARY COMPENSATION TABLE

                                                                              Long Term Compensation

                                       Annual Compensation                      Awards            Payouts

                                                            Other                    Securities               All
                                                            Annual     Restricted    Underlying              Other
Name and                                                    Compen-      Stock        Options/      LTIP     Compen-
Principal                                                   sation      Award(s)         SARs      Payouts   sation
Position                  Year      Salary    Bonus ($)       ($)         ($)            (#)         ($)        ($)

Timothy P. O'Neil,        1996     $182,041(1)      -0-        -0-          -0-        20,000         -0-    $14,075(2)
President (chief          1995      180,084(1)      -0-        -0-          -0-        10,000         -0-      8,190
executive officer)




(1)  Includes $47,986 and $102,074 paid to the Company by AFS for 1996 and 1995, respectively, to reimburse the Company for Mr.
   O'Neil's services as President, CEO, CFO and Treasurer of AFS.

(2)  Amounts accrued under a non-qualified deferred compensation arrangement at 10 1/2% of Mr. O'Neil's Anuhco salary, in lieu of participation in a qualified retirement plan, payable in 10 annual installments after termination of employment.  Such deferral earns interest at the prime interest rate of the Company's bank.


                                            OPTION GRANTS IN LAST FISCAL YEAR

                              Individual Grants                                Potential Realizable

                              Number of     % of Total                        Value at Assumed Annual
                              Securities      Options      Exer-               Rates of Stock Price
                              Underlying      Granted to   cise     Expir-      Appreciation for
                                Options    Employees in    Price    ation          Option Term

Name                          Granted (#)   Fiscal Year    ($/Sh)   Date        5% ($)       10% ($)

Timothy P. O'Neil(1)            20,000           21%      $7.94    3/4/2006     $99,837      $253,007



(1) Grant is an "Incentive Stock Option" under the Internal Revenue Code. The exercise price was the market value on the date of grant.  The option becomes exercisable ratably on March 4 of the years 1997 through 2001 and remains exercisable through March 3,
  2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                         Number of
                                                                         Securities              Value of
                                                                         Underlying              Unexercised
                                                                         Unexercised            In-the-Money
                                                                         Options at              Options at
                                   Shares               Value            FY-End (#)                FY-End ($)
                               Acquired on           Realized            Exercisable/            Exercisable/
Name                          Exercise (#)               ($)           Unexercisable            Unexercisable

Timothy P. O'Neil                     --               $   --          2,500/29,500              $1,250/$3,750


                               SHAREHOLDER PROPOSALS

     Any Shareholder proposal intended to be presented for action at the 1998 Annual Meeting of Shareholders of the Company must be received by the Corporate Secretary of the Company at the Company's principal executive offices on or before November 19, 1997, to be included in the Company's proxy material related to that meeting.

                                   MISCELLANEOUS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matter to be presented for consideration at the Annual Meeting, other than establishing the date and time of the new Board of Directors organizational meeting. If any other matter should properly come before the meeting, it is intended that shares represented by proxies in the accompanying form will be voted thereon in accordance with the best judgment of the persons named in the proxies.

     All expenses incurred in connection with this proxy solicitation will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers and other employees, by personal interview, telephone and telegram. The Company will also request brokers and other fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by them, and will pay all expenses in connection therewith.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission by the Company are incorporated into this Proxy Statement by reference:

     The Company hereby incorporates by reference (a) the Financial Statements and the notes thereto contained on pages 20 through 37 of the Company's
Annual Report on Form 10-K/A-3 (Amendment No. 3) for the fiscal year ended December 31, 1996 ("Amendment No. 3"), which Amendment No. 3 is included with this Proxy Statement, (b) the reports of independent certified public accountants thereon contained on pages 18 and 19 of Amendment No. 3, (c) the supplementary financial information contained on page 38 of Amendment No. 3 and (d) Management's Discussion and Analysis of Financial Condition and Results of Operations contained on pages 12 through 17 of Amendment No. 3.


                                   BY ORDER OF THE BOARD OF DIRECTORS

DATE:  May 14, 1997
                                   /s/ Mark A. Foltz

                                   Mark A. Foltz
                                   Corporate Secretary

                                  APPENDIX A

                    PROPOSED AMENDMENT TO ARTICLE FOURTH OF
                   THE COMPANY'S CERTIFICATE OF INCORPORATION
                   TO EFFECT THE PROPOSED REVERSE STOCK SPLIT
                             AND FORWARD STOCK SPLIT

     RESOLVED, that Article FOURTH of the Company's Certificate of Incorporation is hereby amended by adding at the end of Article FOURTH the following provisions:

                             Reverse Stock Split
                           and Forward Stock Split


          At 6:00 p.m. (Eastern time) on the effective date of the amendment adding these paragraphs to Article FOURTH ("Effective Date"), each share of the Corporation's Common Stock held of record as of 6:00 p.m. (Eastern time) on the Effective Date shall be and hereby is automatically reclassified and converted, without further action, into one-one hundredth (1/100) of one share of the Corporation's Common Stock. No fractions of shares shall be issued to any Odd-Lot Holder (as defined below), and from and after 6:00 p.m. on the Effective Date, each Odd-Lot Holder shall have no further interest as a stockholder in respect of such fractions of shares, and in lieu of receiving such fractions of shares shall be entitled to receive, upon surrender of the certificate or certificates representing shares of Common Stock held of record by such Odd-Lot Holder, the cash value of such fractions of shares based upon the average closing price per share of the Corporation's Common Stock on the American Stock Exchange for the 10 trading days immediately preceding the Effective Date, without interest. An "Odd-Lot Holder" is defined as a holder of record of fewer than 100 shares of Common Stock as of 6:00 p.m. (Eastern time) on the Effective Date, who would be entitled to less than one whole share of Common Stock in respect of such shares as a result of such reclassification and conversion.

          At 7:00 p.m. (Eastern time) on the Effective Date, each share of the Corporation's Common Stock and any fraction thereof held by a holder of record of one or more shares of Common Stock as of 7:00 p.m. (Eastern time) on the Effective Date shall be and hereby is automatically reclassified and converted, without further action, into the Corporation's Common Stock, on the basis of one hundred (100) new shares of Common Stock for each whole share of Common Stock.


The Board of Directors recommends voting for Proposals 1, 2, 3 and 4.

1. Proposal to approve an amendment to Article FOURTH of the Certificate of Incorporation to effect a 1-for-100 reverse stock split followed by a 100-for-1 forward stock split.
          [  ] FOR       [  ] AGAINST        [  ] ABSTAIN
2. Proposal to approve an amendment to Article FIRST of the Certificate of Incorporation to change the name of the corporation to TransFinancial Holdings Inc.
          [  ] FOR       [  ] AGAINST        [  ] ABSTAIN
3. Authority granted to or withheld from proxies to vote for William D. Cox, Lawrence D. Crouse, J. Richard Devlin, Harold C. Hill, Jr., Roy R. Laborde, Timothy P. O'Neil and Eleanor B. Schwartz as directors of Anuhco.

   [  ] FOR all nominees (unless exceptions are marked).         [  ] WITHHOLD
AUTHORITY (for all nominees).

   (To withhold authority to vote for individual nominees write such nominees names in the space provided below).



4. Ratify selection of Coopers & Lybrand L.L.P. as Independent Public
Accountants.
   [  ] FOR         [  ] AGAINST        [  ] ABSTAIN

                              Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  Dated:


                                        (Signature)


                                        (Signature if held jointly)

   PLEASE MARK, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

-------------------------------------------------------------------------------
                                  ANUHCO, INC.


                                      PROXY
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 June 26, 1997

  The undersigned hereby appoints Timothy P. O'Neil and Mark A. Foltz, and each of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Anuhco, Inc. at the Doubletree Hotel, 10100 College Boulevard, Overland Park, Kansas, on Thursday, June 26, 1997, at 9:00 A.M., and at any adjournment, to vote the shares of stock the undersigned would be entitled to vote, if personally present, upon the proposals on the reverse side, and any other matter brought before the meeting, all as set forth in the May 14, 1997, Proxy Statement.


  The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given, such shares will be voted FOR Proposals 1, 2, 3 and 4.

           (continued and to be signed and dated on the reverse side)